Exhibit 10.1

NOTE PURCHASE AGREEMENT

Lynrock Lake LP (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned hereunder, a “Holder” and, collectively with the Undersigned, the “Holders”), enters into this Note Purchase Agreement (the “Agreement”) with Veeco Instruments Inc., a Delaware corporation (the “Company”), on November 5, 2021, whereby the Holders will sell, and the Company will purchase, any and all of the Company’s outstanding 2.70% Convertible Senior Notes due 2023 (the “Notes”) held by the Holders as of the date hereof.

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Purchase and Sale

At the Closing (as defined below), the Undersigned hereby agrees to cause the Holders to sell and deliver to the Company $111,522,000 aggregate principal amount of the Notes (the “Purchased Notes”), representing any and all of the Notes held by the Holders as of the date hereof, for an aggregate cash purchase price to be delivered by the Company in immediately available funds of $115,603,705.20 (the “Principal Payment”), plus an amount in cash in immediately available funds equal to the aggregate accrued and unpaid interest in respect of the Purchased Notes (the “Final Interest Payment” and, together with the Principal Payment, the “Purchase Price”) from, and including, the most recent date on which interest thereon was paid, to, and including the Closing Date (the “Note Purchase”). Assuming a Closing Date of November 10, 2021, the amount of the Final Interest Payment will be $970,241.40.

The closing of the Note Purchase (the “Closing”) shall occur on November 10, 2021 or such other date as may be agreed upon by the Undersigned and the Company (the “Closing Date”). At the Closing, (a) the Company shall deliver to each Holder the aggregate cash Purchase Price in respect of each Holder’s Purchased Notes specified on Exhibit A hereto (or, if there are no Accounts, the Company shall deliver to the Undersigned, as the sole Holder, the aggregate cash Purchase Price in respect of the Purchased Notes) and (b) substantially concurrently with, or as soon as practicable following, delivery of the Purchase Price as specified in (a), each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Purchased Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Purchased Notes free and clear of any Liens. Upon the Company’s payment of the Purchase Price in accordance with this Agreement, the Purchased Notes shall be cancelled in full and the Holders shall release all claims arising out of or related to the Purchased Note, including, but not limited to, any rights to payment of principal or interest with respect to the Purchased Notes. All questions as to the form of all documents and the acceptance of the Purchased Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Article II: Covenants, Representations and Warranties of the Holders

The Undersigned hereby covenants as follows, and makes the following representations and warranties on its own behalf and where specified below, on behalf of each Holder, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1       Power and Authorization. Each of the Undersigned and each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and the Undersigned has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Note Purchase contemplated hereby, in each case on behalf of each Holder. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account, (ii) the principal amount of such Account’s Purchased Notes and (iii) the Final Interest Payment to be paid to such Holder in respect of Purchased Notes. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Holders of this Agreement and the consummation of the Note Purchase contemplated hereby, in each case on behalf of each Holder.

Section 2.2       Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a valid and legally binding obligation of the Undersigned and each Holder, enforceable against the Undersigned and each Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and the consummation of the Note Purchase will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the applicable Holder’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or the applicable Holder is a party or by which the Undersigned or the applicable Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the applicable Holder, except in the case of clause (iii), where such violations, conflicts, breaches or defaults would not adversely affect the Undersigned’s or the applicable Holder’s ability to consummate the transactions contemplated hereby in any material respect.

Section 2.3       Title to the Purchased Notes. Each Holder is the sole legal and beneficial owner of the Purchased Notes set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned is the sole legal and beneficial owner of all of the Purchased Notes). Each Holder has good, valid and marketable title to its Purchased Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). Each Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title or interest in or to its Purchased Notes, or (b) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Purchased Notes. Upon each Holder’s delivery of its Purchased Notes to the Company pursuant to the Note Purchase, the Company will acquire good, marketable and unencumbered title to such Purchased Notes, free and clear of all Liens.

Section 2.4       Further Action. The Undersigned agrees that the Undersigned and each Holder shall, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the Note Purchase.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1      Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Note Purchase contemplated hereby. No material consent, approval, order or authorization of, or material registration or declaration with, any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the transactions contemplated hereby.

Section 3.2       Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Note Purchase will not violate, conflict with or result in a breach of or default under (a) the articles of incorporation, code of regulations or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not adversely affect the Company’s business or its ability to consummate the transactions contemplated hereby in any material respect.

Section 3.3       No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transactions contemplated hereby.

Section 3.3       No Greater Offer. Subject to applicable law, after the date of this Agreement, the Company will not purchase or otherwise acquire outstanding Notes for a price per $1,000 principal amount of the Notes (a “Greater Offer”) that is more than $1,036.60, which represents the Principal Payment per $1,000 principal amount of the Purchased Notes, unless the Company (a) informs the Undersigned in writing of the Greater Offer and (b) delivers to each Holder an amount in cash per $1,000 principal amount of each Holder’s Purchased Notes specified on Exhibit A hereto (or, if there are no Accounts, to the Undersigned, as the sole Holder, per $1,000 principal amount of the Purchased Notes) equal to the difference between (x) the Greater Offer per $1,000 principal amount of the Notes and (y) the Principal Payment per $1,000 principal amount of the Purchased Notes.

Section 3.4       Public Announcements. The Company shall issue a publicly available press release and/or file with the SEC a Current Report on Form 8-K disclosing the material terms of the Note Purchase. The Company will consult with the Undersigned before issuing any press release or making any public statement or filing with respect to the Note Purchase and will provide the Undersigned with a draft of any press release or other public statement or filing, except where advance notice is not permitted by applicable Law. The Company will in good faith consider comments to or other modifications of such disclosure. Notwithstanding anything herein to the contrary, the Company shall not use any of the Holders’ names without the Undersigned’s prior written approval, except as required by applicable law; provided, that if the Company has received the requisite approval for any disclosures as required hereunder, the Company or its Affiliates shall be entitled to make disclosures substantially similar (as to form and content) to those prior disclosures that have been so approved.

Article IV: Miscellaneous

Section 4.1       Entire Agreement. This Agreement and any documents and agreements executed in connection with the Note Purchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2       Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3      Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder or, in the case of the Holders, any of the Purchased Notes held by such Holders, without the prior written consent of the Company (in the case of assignment by a Holder) or the applicable Holders (in the case of assignment by the Company).

Section 4.4       Further Assurances. The parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any party may reasonably request in connection with the Note Purchase contemplated by this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Note Purchase contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the Note Purchase contemplated hereby.

Section 4.5       Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach.

Section 4.6      Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and the Undersigned irrevocably waive any and all right to trial by jury with respect to any legal proceeding arising out of the transactions contemplated by this Agreement.

Section 4.7       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:		“Company”:

Lynrock Lake LP		VEECO INSTRUMENTS INC.
By: Lynrock Lake Partners LLC, its general partner

(in its capacities described in the first paragraph hereof)

By:	/s/ Cynthia Paul	By:	/s/ John Kiernan
Name:	Cynthia Paul	Name:	John Kiernan
Title:	Member	Title:	Senior Vice President, Chief Financial Officer

Signature Page to Note Purchase Agreement
Veeco Instruments Inc.